EXHIBIT 10(a)

                          DANIEL WOODHEAD, INC.
                      1981 STOCK COMPENSATION PLAN

               (With Amendments through November 1, 1999)

   STATEMENT OF 1981 STOCK COMPENSATION PLAN, dated October 23, 1981.

      WHEREAS, the Board of Directors of Daniel Woodhead, Inc. deems it in the best interests of Daniel Woodhead, Inc. (hereinafter called "Woodhead"), that certain management personnel employed by Woodhead, by its subsidiaries, or by any subsidiary hereafter acquired by Woodhead, be given an opportunity to acquire a stake in the growth of Woodhead, as a means of assuring their maximum effort and continued association with Woodhead; and

      WHEREAS, the Board of Directors believes that Woodhead can best obtain these and other benefits by being able to grant to such management personnel incentive stock options as provided in Section 422A of the Internal Revenue Code (hereinafter called "ISO"), and stock options which are non-qualified under
Section 422A of the Internal Revenue Code ("non-ISO").

      NOW, THEREFORE, the Board of Directors has adopted this 1981 STOCK COMPENSATION PLAN, effective upon approval thereof by the affirmative vote of the holders of at least a majority of the outstanding stock of Woodhead entitled to vote.

            SECTION 1. DEFINITIONS

            (a) "Woodhead" means Daniel Woodhead, Inc.

            (b) "Subsidiary" means any corporation in which Woodhead owns at least 50% of the voting stock, or any corporation in a chain of corporations connected with Woodhead through ownership of at least 50% of its voting stock by any corporation in the chain.

            (c) "Common Stock" means the $1.00 par value common stock of Woodhead.

            (d) "1981 Plan" means this 1981 STOCK COMPENSATION PLAN authorizing the granting of stock options.

            (e) "Fair Market Value" of Woodhead's Common Stock on the date an option is granted shall be the mean between the bid and asked prices quoted by a recognized specialist in such stock at the close of the date nearest preceding such date of grant; except that if such stock is then listed on any national securities exchange, such fair market value shall be the mean between the high and the low sales on the date nearest preceding such date of grant.

            (f) "corporation" shall include corporations, limited partnerships, limited liability partnerships, and limited liability companies.

All references to gender herein shall include both the masculine and feminine.

            SECTION 2: PURPOSE

      The purpose of the 1981 Plan is to advance the interests of Woodhead by encouraging qualified personnel to join Woodhead and its subsidiaries, to provide an incentive for officers and key employees to remain with Woodhead and its subsidiaries, and to stimulate the maximum efforts of those employees on which the success and future growth of Woodhead and its subsidiaries are dependent. It is intended that this purpose will be effected


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through the granting of stock options.

            SECTION 3: SHARES SUBJECT TO THE 1981 PLAN

      Subject to the adjustments authorized by Section 9 of the 1981 Plan, options to purchase a maximum of 200,000 shares of Woodhead's Common Stock may be granted pursuant to this 1981 Plan to employees who are eligible to become participants. The number of such available shares shall be reduced by the number of shares subject to stock options which are awarded under the 1981 Plan and increased by the number of shares subject to options granted under such plan which have expired, been cancelled or otherwise terminated prior to exercise by the optionee. Shares allotted to eligible employees may be made available from authorized but unissued Common Stock of Woodhead or from Common Stock of Woodhead held in the treasury or from both unissued and Treasury Stock.

            SECTION 4: ELIGIBILITY

      Any person regularly employed on a salary basis by Woodhead or any subsidiary thereof shall be eligible to receive options hereunder provided he or she is employed in one or more of the following capacities:

            (a) As an officer of Woodhead;

            (b) As an officer of any subsidiary of Woodhead;

            (c) As president or vice-president of any division of Woodhead;

            (d) As an employee of Woodhead or of any subsidiary of Woodhead acting in a managerial or staff capacity with respect to sales, administration, research or manufacturing.

      No stock option may be granted to any employee who immediately after such option is granted would own stock of Woodhead or a subsidiary (within the meanings of Sections 422A and 425 of the Internal Revenue Code and any Regulations thereunder) possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of Woodhead or a subsidiary corporation.

      Participation under the 1981 Plan shall not affect eligibility for participation in any pension, profit sharing, stock option, or other welfare or compensation plan of Woodhead or any of its subsidiaries now existing or hereafter adopted.

            SECTION 5: LIMIT ON OPTIONS

      No person shall be granted in any calendar year ISO's (under this or any other plan) for a number of shares of Common Stock (or other stock of Woodhead or any parent or subsidiary thereof) having a fair market value (determined as of the time of the grant of the option) exceeding $100,000.00, increased by such person's unused carryovers to such year. The carryover arising in any year shall be one-half (1/2) of the excess (if any) of $100,000.00 over the total fair market value (determined as of the time of the grant) of the shares of Common Stock for which ISO's were granted to such person during such year. The carryovers arising in any calendar year after 1980 may be used in the three succeeding years. For purposes hereof, options granted in any calendar year shall be treated as first using up the $100,000.00 limitation for such year, and then using up the unused portions of the carryovers in the order of the years in which they arose. Said carryover of the unused limit shall be calculated in accordance with Section 422A(c)(4) of the Internal Revenue Code.


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            SECTION 6: ADMINISTRATION

      The 1981 Plan shall be administered by a Stock Option Committee (hereinafter referred to as the "Committee") in accordance with applicable laws and regulations of governmental agencies. The Committee shall consist of a minimum of three members of the Board of Directors who are not employees or officers of Woodhead or any of its subsidiaries, and such Committee shall be appointed from time to time by a majority of the whole Board of Directors. Any member of such Committee may be removed by a majority of the whole Board of Directors at any time with or without cause. No member of the Committee shall be eligible to participate in the 1981 Plan. The Committee shall have full authority to:

            (a) Determine (i) the employees to whom options under the 1981 Plan will be granted; and (ii) the number of and type (ISO or non-ISO) of options to be awarded to each employee and the number of shares subject to each such option;

            (b) Interpret, construe, and implement the provisions of the 1981 Plan;

            (c) Establish, amend, and rescind appropriate rules and regulations relating to the 1981 Plan.

      All determinations of the Committee shall be by a majority of its members. Any interpretation by the Committee of the terms and conditions of the 1981 Plan shall be final unless changed by the Board of Directors.

            SECTION 7: STOCK OPTIONS

      Options granted under the 1981 Plan shall be evidenced by written stock option agreements consistent with the terms of the 1981 Plan, each of which shall be executed by Woodhead and the employee. The agreements, in such form as the Committee shall from time to time approve, shall contain the following terms and conditions:

      A. Exercise of Stock Options.

            (1) Time of Exercise. The stock option shall be exercisable by the employee anytime on or after the date of grant, unless otherwise specified by the Committee at the time of the grant, provided that at the time of exercise (except as hereinafter otherwise provided), he is then an employee of either Woodhead or a subsidiary and then only if at all times during the period beginning with the date the option is granted and ending at the time of the exercise of such option he has been in the continuous employ of Woodhead and/or a subsidiary or any two or more of them in succession. All rights to exercise a stock option shall expire 10 years after the date such option is granted.

            (2) Prior Options. No ISO granted under this 1981 Plan may be exercised in whole or in part while there is outstanding (within the meaning of subsection (c)(7) of Section 422A of the Internal Revenue Code) any ISO granted to the employee before the granting of such option, to purchase Woodhead Stock or stock in a corporation which (at the time of the granting of such option) is a parent or subsidiary corporation of Woodhead, or stock in a predecessor corporation of any of such corporations.

            (3) Purchase Price. The purchase price per share of Common Stock deliverable upon the exercise of a stock option shall be determined by the Committee at the time of grant, but shall in no event be less than 100 percent of the fair market value of the stock on the date the option is granted.

            (4) Method of Exercise. In order to exercise a stock option in whole or in part, the employee shall give written notice to Woodhead's Secretary at 3411 Woodhead Drive, Northbrook, Illinois, of his intention to exercise such option, stating the number of shares with respect to which he intends to exercise his option. Option shares may be purchased by payment in cash, or in Common Stock, or partly in each. The employee's notice of exercise of any option shall be accompanied by full payment in cash for the number of shares with respect to which


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the option is to be exercised if payment for such shares is to be made entirely in cash, or by payment of cash and the tender of Common Stock sufficient to pay the purchase price of such shares if payment is to be made partly or wholly in Common Stock. The Committee shall then determine the fair market value of any Common Stock tendered at the date of tender, and shall refund any cash or Common Stock submitted by the employee in excess of the amount neededto purchase such shares. Fractional shares of Common Stock shall not be accepted in payment for option stock. Shares of Common Stock transferred to Woodhead in payment for option shares may be reissued to the employee by Woodhead as shares issued under the option.

            (5) Effect of Termination.

                  (a) If an employee ceases to be employed by Woodhead or any of its Subsidiaries for any reason except retirement, death or disability, any unexercised option granted to him under the 1981 Plan, which is then exercisable, may be exercised for thirty (30) days following said cessation, unless it expires sooner.

                  (b) If an employee ceases to be employed by Woodhead or any of its Subsidiaries by reason of his retirement at age 55 or later with at least five years of service, any unexercised option granted to him under the 1981 Plan, will continue to mature and become exercisable in accordance with Section 7(A)(1) above and may be exercised prior to its expiration and within five years after such retirement. An unexercised ISO will cease to be treated as such and become a non-ISO three months after retirement.

                  (c) If an employee dies while employed by Woodhead or any Subsidiary, any unexercised option granted to him under the 1981 Plan may be exercised prior to its expiration by the estate of such employee, or by any person who acquired such option by bequest or inheritance from the employee, at any time within two years after the death of the employee. An unexercised ISO will cease to be treated as such and become a non-ISO twelve months after the employee's death. Each option shall immediately become exercisable without regard to the exercise period set forth in 7(A)(1) above.

                  (d) If an employee suffers a disability (within the meaning of section 22 (e)(3) of the Internal Revenue Code) while employed by Woodhead or any Subsidiary, any unexercised option granted to him under the 1981 Plan may be exercised prior to its expiration at any time within two years after the employee's termination on account of such disability. An unexercised ISO will cease to be treated as such and become a non-ISO twelve months after the employee's termination on account of such disability. Each option shall immediately become exercisable without regard to the exercise period set forth in 7(A)(1) above.

      B. Additional Terms and Conditions.

      Each employee shall agree to such other terms, provisions and conditions consistent with the 1981 Plan as may be determined by the Committee or the Board of Directors.

            SECTION 8: NON-TRANSFERABILITY OF OPTIONS.

    Stock options granted under the 1981 Plan are not transferable by an employee other than by will or by the laws of descent and distribution. During the employee's lifetime, stock options shall be exercised only by him.


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                SECTION 9: ADJUSTMENTS IN THE EVENT OF CHANGES IN
                    CAPITAL STRUCTURE, REORGANIZATION, STOCK
                                    DIVIDENDS

            (a) Changes in Capital Structure. If at any time, or from time to time, after the grant but prior to the exercise of all or any part of an option granted under the 1981 Plan, Woodhead shall effect a subdivision or combination of its $1.00 par value Common Stock, or other option stock as that term is used below, into a greater or smaller number of shares or a reclassification of such $1.00 par value Common Stock or other option stock into shares of another class or into securities, or Woodhead shall be merged with any other corporation and Woodhead shall be the surviving corporation in such merger, then there shall be thereafter deliverable by Woodhead, upon any exercise of such option, in lieu of each share of $1.00 par value Common Stock or other option stock and for the option price for each such share, such shares of stock or securities or such shares of stock and securities as shall have been substituted for a share of $1.00 par value Common Stock or other option stock in connection with such subdivision, combination, reclassification or merger. Such substituted shares of stock or securities or such additional shares of stock and securities shall be deemed option stock for all purposes of the 1981 Plan.

            (b) Reorganization--Continuation of 1981 Plan. Upon the effective date of the dissolution or liquidation of Woodhead, or of a reorganization, merger or consolidation of Woodhead with one or more corporations in which Woodhead is not the surviving corporation, or a transfer of substantially all of the property or more than 80 percent of the then outstanding shares of Woodhead to another corporation, the 1981 Plan and any option previously granted under the 1981 Plan shall terminate unless provision be made in writing in connection with such transaction for the continuation of the 1981 Plan and for the assumption of the options previously granted, or for the substitution of new options covering the shares of a successor employer corporation, or a parent or subsidiary thereof, in which event the 1981 Plan and the options previously granted or new options substituted therefor shall continue in the manner and under the terms so provided.

            (c) Reorganization--Termination of 1981 Plan. In the event of a dissolution, liquidation, reorganization, merger, consolidation, transfer of assets or transfer of shares, as provided in Section 9(b), and if provision is not made in such transaction for he continuance of the 1981 Plan and for the assumption of options previously granted thereunder or the substitution of new options covering the shares of a successor employer corporation or a parent or subsidiary thereof, then a participating employee under the 1981 Plan shall be entitled to written notice prior to the effective date of any such transaction stating that rights under any stock option then held by him must be exercised within 60 days of the date of such notice, but only to the extent that the option is then exercisable in accordance with the provisions of the 1981 Plan and the option, otherwise said option shall be terminated.

            (d) Stock Dividends. If at any time, or from time to time, after the grant but prior to the exercise of all or any part of an option under the 1981 Plan, the Board of Directors shall declare in respect of Woodhead's $1.00 par value Common Stock or other option stock any dividend payable in shares of stock of Woodhead, of any class, then there shall be deliverable upon any exercise thereafter of any option under this Plan, in addition to each share of option stock, and for no additional stock price, such additional share or shares of stock as shall have been distributable as a result of such stock dividend in respect of a share of option stock, except that fractional shares shall not be so deliverable. Any such stock dividend shall be deemed part of the option stock for all purposes of this Plan.

            (e) In the event of changes in the outstanding $1.00 par value Common Stock of Woodhead by reason of any stock dividend, any subdivision or combination of such stock into a greater or smaller number of shares, any reclassification of such stock into shares of another class or other securities, or any merger or consolidation, then the number and class of shares or other securities remaining available for options under the 1981 Plan in the aggregate shall be correspondingly adjusted except the fractional shares shall be disregarded. In the


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event a stock option expires, is cancelled or terminates prior to its exercise by the optionee and between the date such option is granted and such expiration, cancellation or termination, the number and class of shares and/or securities as so adjusted which are subject to such option at the time of its expiration, cancellation or termination shall be added to the aggregate number of shares of stock or securities available for option under the 1981 Plan.

            SECTION 10: RIGHTS AS STOCKHOLDERS.

      A participating employee shall have no rights whatsoever as a stockholder of Woodhead with respect to any shares covered by a stock option until the date of the issuance of a stock certificate to him pursuant to such option. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

            SECTION 11: AMENDMENT.

      The Board of Directors of Woodhead, upon recommendation of the Committee, shall have the power to amend or revise the terms of the 1981 Plan or any part thereof without further action of the stockholders provided, however, that no such amendment shall, without stockholder approval:

            (a) Impair any option or deprive any employee of shares he may have acquired through the 1981 Plan, without the employee's consent;

            (b) Increase the total number of shares reserved for the purpose of the 1981 Plan;

            (c) Change the class of employees eligible to receive options under the 1981 Plan;

            (d) Extend the period during which any option may be granted or exercised.

      Notwithstanding the foregoing, the Committee shall have the power, without the approval of the Board, to amend the 1981 Plan in such manner as may be necessary to retain its qualification to grant ISO's or to comply with any other requirement of law.

             SECTION 12: EFFECTIVE DATE AND TERMINATION OF PLAN

             (a) Effective date. The effective date of the 1981 Plan shall be October 23, 1981.

             (b) Termination. The Board of Directors may terminate the 1981 Plan at any time with respect to any shares that are not subject to stock options. Unless terminated earlier by the Board of Directors, the 1981 Plan shall terminate 10 years after the effective date and no stock options shall be granted under this plan after such date. Termination of this plan will not affect the rights and obligations of any employee with respect to stock options granted prior to termination, except as provided in Section 9 hereof.

             (c) Tax Withholding. The Committee shall have the power to withhold, or require an employee to remit to Woodhead, an amount sufficient to satisfy any withholding or other tax due with respect to any shares issuable under the 1981 Plan, and the Committee may defer such issuance unless indemnified to its satisfaction. The Committee may permit the withholding obligations to be satisfied through the surrender of shares of Common Stock which the employee already owns, or through the surrender of shares of Common Stock to which the employee is otherwise entitled under the 1981 Plan.


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